Exhibit 10(c)

IRREVOCABLE INSTRUCTIONS TO TRANSFER AGENT

March 22, 2016

VStock Transfer, LLC
18 Lafayette Place
Wood mere, NY 11598

Ladies and Gentlemen:

ABCO Energy Inc., a Nevada corporation (the "Company") and JMJ Financial (the "Investor") entered into a $250,000 Convertible Promissory Note (the ''Note") dated March 22, 2016. A copy of the Note is attached hereto. You should familiarize yourself with your issuance and delivery obligations, as Transfer Agent, contained therein.

You are hereby irrevocably authorized and instructed to reserve a sufficient number of shares of common stock ("Common Stock") of the Company (at least 25,000,000 (twenty-five million) shares of Com mon stock for the Note which should be held in reserve for the Investor as of this date) for issuance upon full conversion of the Note in accordance with the terms thereof. The investor is entitled to a share reservation at all times of such number of shares that has a market value equal to at least five times the outstanding Note balance. The Investor may from time to time provide you with written notice to increase the number of shares of Common Stock so reserved, without any further action or confirmation of the Company. You shall have no obligation to confirm any of the Investor's calculations for purposes of the foregoing sentence. In the event of a reverse stock split the reserve should remain unchanged unless instructed by the Investor and the Company.

The ability to process a notice of conversion under the Note (a "Conversion Notice") in a timely manner is a material obligation of the Company pursuant to the Note. Your firm is hereby irrevocably authorized and instructed to issue shares ("Shares") of Common Stock of the Company to the Investor without any further action or confirmation by the Company (from the reserve, but in the event there are insufficient reserve shares of Common Stock to accommodate a Conversion Notice (defined below) your firm and the Company agree that the Conversion Notice should be completed using authorized but unissued shares of Common Stock that the Company has in its treasury) upon your receipt from the Investor of a Conversion Notice executed by the Investor. The Shares should be issued without any restrictive legend if: (A) the Investor provides you with an opinion of counsel of the Investor, in form, substance and scope customary for opinions of counsel in comparable transactions (and satisfactory to the transfer agent), to the effect that the Shares issued to the Investor pursuant to the Conversion Notice are not "restricted securities" as defined in Rule 144 and should be issued to the Investor without any restrictive legend, provided that the Company is current on its SEC filings and the opinion is dated within

2100 North Wilmot, Suite 211,Tucson, Arizona 85712
Phone (520) 777-0511/Fax (520) 620-5574

90 days from the date of the issuance or transfer request; and (B) the number of Shares to be issued is less than 4.99% of the total issued common stock of the Company.

The Company hereby requests that your firm act immediately, without delay and without the need for any action or confirmation by the Company with respect to the issuance of Common Stock pursuant to any Conversion Notices received from the Investor.

The Company hereby confirms to you and to the Investor that no instruction other than as contemplated herein will be given to you by the Company with respect to the matters referenced herein. The Company hereby authorizes you, and you shall be obligated, to disregard any contrary instruction received by or on behalf of the Company or any other person purporting to represent the Company.

You are hereby authorized and directed to promptly disclose to the Investor, after Investor's request from time to time, the total number of shares of Common Stock issued and outstanding, the total number of shares of Common Stock that are authorized but unissued and unreserved , and the dates and prices at which the Issuer has issued shares of Common Stock or Warrants.

The Company shall indemnify you and your officers, directors, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (Including the reasonable fees and disbursements of its attorneys) incurred by or asserted against you or any of them arising out of or in connection the instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability hereunder, except that the Company shall not be liable hereunder as to matters in respect of which it is determined that you have acted with gross negligence or in bad faith (which gross negligence or bad faith must be determined by a final, nonappealable order, judgment, decree or ruling of a court of competent jurisdiction). You shall have no liability to the Company in respect to any action taken or any failure to act in respect of this if such action was taken or omitted to be taken in good faith, and you shall be entitled to rely in this regard on the advice of counsel.

The Board of Directors of the Company has approved the foregoing (irrevocable instructions) and does hereby extend the Company's irrevocable agreement to indemnify your firm for all loss, liability or expense in carrying out the authority and direction herein contained on the terms herein set forth.

If the Company's account is in arrears with the Transfer Agent, the Transfer Agent shall not have any obligation to act upon these instructions; however the Investor shall have the option to cure the outstanding balance with the Transfer Agent.

The Company agrees that in the event that the Transfer Agent resigns as the Company's transfer agent, or if the Company decides to switch or terminate the current Transfer Agent, the Company shall engage a suitable replacement transfer agent that will agree to serve as transfer agent for the Company and be bound by the terms and conditions of these Irrevocable Instructions within five (5) business days.

The Investor is intended to be and is third party beneficiary hereof, and no amendment or modification to the instructions set forth herein may be made without the consent of the Investor.

2100 North Wilmot, Suite 211,Tucson, Arizona 85712
Phone (520) 777-0511/Fax (520) 620-5574

Very truly yours,

ABCO ENERGY, INC.

/s/ Charles O'Dowd
Signature

Charles O'Dowd, President
Name and Title

3-22-16
Date

ACCEPTED AND ACKNOWLEDGED BY VSTOCK TRANSFER LLC

/s/ Yoel Goldfetter	/s/ JMJ Financial
Signature	JMJ Financial

Yoel Goldfetter
Name and Title

3/22/16
Date

2100 North Wilmot, Suite 211,Tucson, Arizona 85712
Phone (520) 777-0511/Fax (520) 620-5574

ABCE

CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, ABCO Energy lnc., a Nevada corporation (the "Issuer'' of this Security) with at least 29,073,565 common shares issued and outstanding, issues this Security and promises to pay to JMJ Financial, a Nevada sole proprietorship, or its Assignees (the ''Investor") the Principal Sum along with the Interest Rate and any other fees according to the terms herein. This Note will become effective only upon execution by both parties and delivery of the first payment of Consideration by the Investor (the "Effective Date").

The Principal Sum is up to $250,000 (two hundred fifty thousand) plus accrued and unpaid interest and any other fees. The Consideration is $225,000 (two hundred twenty-five thousand) payable by wire (there exists a £25,000 original issue discount (the "OID")). The Investor shall pay $25,000 of Consideration upon closing of this Note. The Investor may pay additional Consideration to the Issuer in such amounts and at such dates as the Investor may choose, however, the Issuer has the right to reject any of those payments within 24 hours of receipt of rejected payments. THE PRINCIPAL SUM DUE TO THE INVESTOR SHALL BE BASED ON THE CONSIDERATION ACTUALLY PAID BY INVESTOR (PLUS AN APPROXIMATE 10% ORIGINAL ISSUE  DISCOUNT THAT IS BASED ON THE CONSIDERATION ACTUALLY PAID BY THE INVESTOR AS WELL AS ANY OTHER INTEREST OR FEES) SUCH THAT THE ISSUER  IS ONLY REQUIRED TO REPAY THE AMOUNT FUNDED AND THE ISSUER IS NOT REQUIRED TO REPAY ANY UNFUNDED PORTION OF THIS NOTE. The Maturity  Date is two years from the Effective Date of each payment (the "Maturity Date") and is the date upon which the Principal Sum of this Note, as well as any unpaid interest and other fees, shall be due and payable. The Conversion Price is 60% of the lowest trade price in the 25 trading days previous to the conversion (In the case that conversion shares are not deliverable by DWAC an additional 10% discount will apply; and if the shares are ineligible for deposit into the DTC system and only eligible for Xclearing deposit an additional 5% discount shall apply; in the case of both an additional cumulative 15% discount shall apply). Unless otherwise agreed in writing by both parties, at no time will the Investor convert any amount of the Note into common stock that would result in the Investor owning more than 4.99% of the common stock outstanding.

1. Interest and Repayment. A one-time Interest charge of 12% shall be applied to the Principal Sum. The Interest is in addition to the OID, and that OID remains payable regardless of time and manner of payment by the Issuer. The Issuer may not repay any payment of Consideration under this Note prior to its Maturity Date without the written consent of the Investor.

2. Conversion. The Investor has the right, at any time after the Effective Date, at its election, to convert all or part of the outstanding and unpaid Principal Sum and accrued interest (and any other fees) into shares of fully paid and non-assessable shares of common stock of the Issuer as per this conversion formula: Number of shares receivable upon conversion equals the dollar conversion amount divided by the Conversion Price. Conversion notices may be delivered to the Issuer by method of the Investor's choice (including but not limited to email, facsimile, mail, overnight courier, or personal delivery), and all conversions shall be cashless and not require further payment from the Investor. If no objection is delivered from the Issuer to the Investor regarding any variable or calculation of the conversion notice within 24 hours of delivery of the conversion notice, the Issuer shall have been thereafter deemed to have irrevocably confirmed and irrevocably ratified such notice of conversion and waived any objection thereto. The Issuer shall deliver the shares from any conversion to the Investor (in any name directed by the Investor) within 3 (three) business days of conversion notice delivery. The Investor, at any time prior to selling all of the shares from a conversion, may, for any reason, rescind any portion, in whole or in part, of that particular conversion attributable to the unsold shares and have the rescinded conversion amount returned to the Principal Sum with the rescinded conversion shares returned to the Issuer (under the Investor's and the Issuer's expectations that any returned conversion amounts will tack back to the original date of the Note).

3. Reservation of Shares. At all times during which this Note is outstanding, the Issuer will reserve for the Investor from its authorized and unissued Common Stock a number of shares of not less than five times the number of shares necessary to provide for the issuance of Common Stock upon the full conversion of this Note. The Issuer initially shall reserve at least 25,000,000 shares of Common Stock for conversion. The Issuer represents that VStock Transfer, LLC serves as the Issuer's transfer agent as of the Effective Date of this Note. The Issuer acknowledges that VStock Transfer, LLC is a party to an irrevocable instruction and share reservation letter agreement between the Issuer, the transfer agent and the Investor regarding this Note, and the Issuer agrees that the Issuer's use of VStock Transfer, LLC as its transfer agent is material to the Investor and that the Issuer may not terminate or replace VStock Transfer, LLC as the issuer's transfer agent without obtaining the Investor's written consent thirty days in advance of such termination or replacement.

4. Intentionally Left Blank.

5. Terms of Future Financings. So long as this Note is outstanding, upon any issuance by the Issuer or any of its subsidiaries of any security with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the Investor in this Note, then the Issuer shall notify the Investor of such additional or more favorable term and such term, at the Investor's option, shall become a part of the transaction documents with the Investor. The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, teems addressing conversion discounts, conversion lookback periods, interest rates, original issue discounts, stock sale price, private placement price per share, and warrant coverage. The Issuer shall notify the Investor of such additional or more favorable term, including the applicable issuance price, or applicable reset price, exchange price, conversion price, exercise price and other pricing terms, and, at any time while this Note is outstanding, the Investor may request of the Issuer and/or its transfer agent (and they will provide) a schedule of all issuances since the Effective Date of this Note of shares of common stock or of securities entitling the holder thereof to acquire shares of common stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, shares of common stock of the Issuer.

6.  Intentionally Left Blank.

7. Default. Each of the following are an event of default under this Note; (i) the Issuer shall fail to pay any principal  under the Note when due and payable (or payable by conversion) thereunder; or (ii) the Issuer shall fail to pay any interest or any other amount under the Note when due and payable (or payable by conversion) thereunder; or (iii) the Issuer shall breach or fail to honor any other term of this Note, any term under any other document related to this Note, or any other written agreement between the Issuer and the Investor (collectively, the ''Transaction Documents''), including, without limitation, the Issuer's obligation to reserve at all times a sufficient number of shares to provide for the issuance of common stock upon the full conversion of this Note pursuant to Section 3 of this Note; or (iv) the Issuer foils to keep available a sufficient number of authorized, unissued and unreserved shares of common stock (other than shares of common stock reserved for the Investor) to permit the Investor to increase its share reserve to such number of shares as equals five times the outstanding Note balance divided by the closing price of the Issuer 's common stock; or (v) the Issuer's failure to increase the number of authorized shares of common stock of the Issuer within, sixty days of having a number of authorized, unissued,  and unreserved shares of common stock (excluding shares of common stock reserved for the Investor) of less than five times the number of shares necessary to provide for the issuance of common stock upon full conversion of this Note; or (vi) the Issuer terminates or replaces the entity or person serving as the transfer agent for the Issuer without obtaining the previous written consent of the Investor thirty days in advance of such termination or replacement; or (vii) the Issuer's failure to appoint a new transfer agent approved by the Investor (such approval not to be unreasonably withheld) and to provide the Investor, within five business days following termination, resignation or replacement of the current transfer agent, an irrevocable instruction and share reservation letter, executed by the Issuer and the new transfer agent, providing rights to the Investor identical to the rights provided to the Investor in the irrevocable instruction and share reservation letter between the Issuer, the Investor, and the terminated, resigned or replaced transfer agent; or (viii) the Issuer shall become insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; or ( ix) the Issuer shall make a general assigm11ent for the benefit of creditors; or (x) the Issuer shall file a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign) ; or (xi ) an involuntary proceeding shall be commenced or filed against the Issuer; or (xii) the Issuer's common stock has an offering price of $0.0001 on its principal trading market at any time; or (xiii) the Issuer's market capitalization (the number of shares of common stock issued and outstanding multiplied by the price per share of common stock) is less than $200,000 at any time or decreases to less than 50% of the market capitalization on the Effective Date of any payment of Consideration; or (xiv) the price per share of the Issuer's common stock decreases to less than 50% of the price per share on the Effective Date of any payment of Consideration; or (xv) the Issuer shall lose its status as "DTC Eligible" or the Issuer's shareholders shall lose the ability to deposit (either electronically or by physical certificates, or otherwise) shares into the DTC System; or (xvi) the Issuer shall become delinquent in its filing requirements as a fully-reporting issuer registered with the SEC; or (xvii ) the Issuer shall fail to meet all requirements to satisfy the availability of Rule 144 to the Investor or its assigns including but not limited to timely fulfillment of its filing requirements as a fully-reporting issuer registered with the SEC, requirements for XBRL filings, and requirements for disclosure of financial statements on its website.

8. Remedies. For each conversion, in the event that shares are not delivered by the fourth business day (inclusive of the day of conversion), a foe of $2,000 per day will be assessed for each day after the third business day (inclusive of the day of the conversion) until share delivery is made; and such fee will be added to the Principal Sum of the Note (under the Investor's and the Issuer's expectations that any penal ty amounts will tack back to the original date of the Note). Upon each occurrence of any other event of default, the Investor may asses and apply a fee against the Issuer of not less than $50,000 at any time any balance remains outstanding on this Note, regardless of whether such event of default has been cured or remedied and regardless of whether the Investor delivered a notice of default at the time of the event of default or at the time the Investor discovered the event of default. The parties agree that rho fee shall be applied to the balance of the Note and shall tack back to the Effective Date of the Note for purposes of Rule 144. The parties acknowledge and agree that upon an event of default. Investor's damages would be l111ccrtain and difficult (if not impossible) to accurately estimate because of the parties' inability to predict future interest rates and future share prices, Investor's increased risk, and the uncertainty of the availability of a suitable substitute investment opportunity for Investor, among other reasons. Accordingly, any fees, charges, and default interest due under this Note or any other Transaction Document between the parties arc intended by the parties to be, and shall be deemed, liquidated damages. The parties agree that such liquidated damages are a reasonable estimate of Investor 's actual damages and not a penalty, and shall not be deemed in any way to limit any other right or remedy Investor may have hereunder, at law or in equity. The parties acknowledge and agree that under the circumstances existing a t the time this Note is entered into, such liquidated damages arc fair and reasonable and are not penalties. All fe.es, charges, and default interest provided for in this Note and the Transaction Documents are agreed to by the parties to be based upon the obligations and the risks assumed by the parties as of the Effective Date and are consistent with investments of this type. The liquidated damages provisions shall not limit or preclude a party from pursuing any other remedy available at law or in equity; provided, however, that the liquidated damages are intended to be in lieu of actual damages.

9. Acceleration. ln the event of any default, the outstanding principal amount of this Note, plus accrued but unpaid interest, liquidated damages, fees and other amounts owing in respect thereof through the date of acceleration, shall become, at the Investor's election, immediately due and payable in cash at the Mandatory Default Amount. The Mandatory Default Amount means the greater of (i) the outstanding principal amount of this Note, plus all accrued and unpaid interest, liquidated damages, fees and other amounts hereon, divided by the Conversion Price on the date the Mandatory Default Amount is either demanded or paid in full, whichever has a lower Conversion Price, multiplied by the VWAP on the date the Mandatory Default Amount is either demanded or paid in full, whichever has a higher VWAP, or (ii) 150% of the outstanding principal amount of this Note, plus 100% of accrued and unpaid interest, liquidated damages, fees and other amounts hereon. Commencing five (5) days after the occurrence of any event of default that results in the eventual acceleration of this Note, the interest rate on this Note shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. ln connection with such acceleration described herein, the Investor need not provide, and the Issuer hereby waives, any presentment, demand, protest or other notice of any kind. and the Investor may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.  Such acceleration may be rescinded and annulled by the Investor at any time prior to payment hereunder and the Investor shall have all rights as a holder of the note until such time, if any, as the Investor receives full payment pursuant to this Section 9. No such rescission or annulment shall affect any subsequent event of default or impair any right consequent thereon. Nothing herein shall limit the Investor's right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Issuer 's failure to timely deliver ce11ificates  representing shares of Common Stock upon conversion of the Note as required pursuant to the terms hereof or the Issuer's obligations regarding the termination, replacement or resignation  of the Issuer's transfer agent.

10. No Shorting. The Investor agrees that 80 long as this Note from the Issuer to the Investor remains outstanding, the Investor will not enter into or effect "short sales" of the Common Stock or hedging transaction which establishes a net short position with respec.t to the Common Stock of the Issuer. The Issuer acknowledges and agrees that upon delivery of a conversion notice by the Investor, the Investor immediately owns the shares of Common Stock described in the conversion notice and any sale of those shares issuable under such conversion  notice would not  be considered  short sales.

11. Assignability. The Issuer may not assign this Note. This Note will be binding upon the Issuer and its successors and will inure to the benefit of the Investor and its successors and assigns and may be assigned by the Investor to anyone without the Issuer’s approval.

12. Governing Law, Legal Proceedings, and Arbitration. THIS NOTE WILL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS Of THE STATE OF NEVADA, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. THE PARTIES HEREBY WARRANT AND REPRESENT THAT THE SELECTION OF NEVADA LAW AS GOVERNING UNDER THIS NOTE (I) 1-HAS A REASONABLE NEXUS TO EACH OF THE PARTIES AND TO THE TRANSACTIONS CONTEMPLATED BY THE NOTE; AND (II) DOES NOT OFFEND ANY PUBLIC POLICY OF NEVADA, FLORIDA, OR OF ANY OTHER STATE, FEDERAL, OR OTHER JURISDICTION.

ANY ACTION BROUGHT BY EITHER PARTY AGAINST THE OTHER ARISING OUT OF OR RELATED TO THIS NOTE, OR ANY OTHER AGREEMENTS BETWEEN THE PARTIES, SHALL BE COMMENCED ONLY IN THE STATE OR FEDERAL COURTS OF GENERAL JURISDICTION LOCATED I N MIAMI-DADE COUNTY, IN THE STATE OF FLORIDA, EXCEPT THAT ALL SUCH DISPUTES BETWEEN THE PARTIES SHALL BE SUBJECT TO ALTERNATIVE DISPUTE RESOLUTION THROUGH BINDING ARBITRATION AT THE INVESTOR'S SOLE DISCRETION AND ELECTION (REGARDLESS OF WHICH PARTY INITIATES THE LEGAL PROCEEDINGS). The parties agree that, in connection with any such arbitration proceeding, each shall submit or file any claim which would constitute a compulsory counterclaim within the same proceeding as the claim to which it relates. Any such claim that .is not submitted or filed in such proceeding shall be waived  and such party  will forever be barred from asserting such a claim. Both parties and the individuals signing this Note agree to submit to the jurisdiction of such courts or to such arbitration panel, as the case may be.

lf the Investor elects alternative dispute resolution by arbitration, the  arbitration proceedings shall be conducted in Mia mi-Dade County and administered by the American Arbitration Association in  accordance with its Commercial Arbitration Rules and Mediation Procedures in effect on the Effective Date of this Note,  except as modified  by this  agreement.  The Investor's  election to  arbitrate shall be made in writing, delivered to the other party, and filed with the American Arbitration Association. The American Arbitration Association must receive the demand for arbitration prior to the date when the institution of legal or equitable proceedings would be barred by the applicable statute of limitations, unless legal or equitable proceedings between the parties have already commenced, and the receipt by the American Arbitration Association of a written demand for arbitration also shall constitute the institution of legal or equitable proceedings for statute of limitations purposes. The parties shall be entitled to limited discovery at the discretion of the arbitrator(s) who may, but are not required to, allow depositions. The parties acknowledge that the arbitrators' subpoena power is not subject to geographic limitations. The arbitrator(s) shall have the right to award individual relief which he or she deems proper under the evidence presented and applicable law and consistent with the parties' rights to, and limitations 011, damages and other relief us expressly set forth in this Note. The award and decision of the arbitrator(s) shall be conclusive and binding on all parties, and judgment upon the award may be entered in any court of competent Jurisdiction . The Investor reserves the right, but shall have no obligation, to advance the Issuer's share of the costs, fees and expenses of any arbitration proceeding, including any arbitrator fees, in order for such arbitration proceeding to take place, and by doing so will not be deemed to have waived or relinquished its right to seek the recovery of t11ose amounts from the arbitrator, who shall provide for such relief in the final award, in addition to the costs, fees, and expenses that  arc otherwise recoverable. The foregoing agreement to arbitrate shall be specifically enforceable under applicable law in any court having jurisdiction thereof.

13. Delivery of Process by the Investor to the Issuer. ln the event of any action or proceeding by the Investor against the issuer, and only by the investor against the Issuer, service of copies of summons and/or complaint and/or any other process which may be served in any such action or proceeding may be made by the Investor via U.S. Mail, overnight delivery service such as FedEx or UPS, email, fax, or process server, or by mailing or otherwise delivering a copy of such process to the Issuer at its last known attorney as set forth in its most recent SEC filing.

14. Attorney Fees. lf any attorney is employed by either party with regard to any legal or equitable action, arbitration or other proceeding brought by such party for enforcement of this Note or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Note, the prevailing party will be entitled to recover from the other patty reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which the prevailing party may be entitled.

15. Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Note, the Investor has the right to have any such opinion provided by its counsel.  Investor also has the right to have any such opinion provided by Issuer's counsel.

16. Notices. Any notice required or permitted hereunder (including Conversion Notices and demands for arbitration) must be in writing and either personally served, sent by facsimile or email transmission, or sent by overnight courier.  Notices will be deemed effectively delivered at the time of transmission if by facsimile or email, and if by overnight courier the business day after such notice is deposited with the courier service for delivery.

Issuer:	Investor:

/s/ Charles O'Dowd	/s/ JMJ Financial
Charles O'Dowd	JMJ Financial
ABCO Energy Inc.	Its Principal
Chief Executive Officer

Date: 3/21/16	Date: 3/22/16

[Signature Page to Convertible Promissory Note]

AMENDMENT
TO THE $250,000 CONVERTIBLE NOTE DATED MARCH 23, 2016

The parties agree that the $250,000 Convertible Note by and between ABCO Energy, Inc. and JMJ Financial is hereby amended as follows:

1.
Note Balance. To clarify the computation of the Principal Sum due to the Investor under the Note, immediately following the Investor's payment of $25,000 of Consideration on the Effective Date of the Note, the Principal Sum shall be equal to $25,000 divided by $225,000 and multiplied by $250,000, for a Principal Sum of $27,777. A one-time Interest Charge of 12% shall be applied to the Principal Sum such that the outstanding Principal Sum and Interest on the initial $25,000 payment of Consideration shall be $31,111.

ALL OTHER TERMS AND CONDITIONS OF THE $250,000 CONVERTIBLE NOTE REMAIN IN FULL FORCE AND EFFECT.

Please indicate acceptance and approval of this amendment dated March 23, 2016 by signing below:

/s/ Charles O'Dowd	/s/ JMJ Financial
Charles O'Dowd	JMJ Financial
ABCO Energy, Inc.	Its Principal
Chief Executive Officer